Exhibit 99.1

FOR MORE INFORMATION, PLEASE CONTACT

Elite Financial Communications Group, LLC

Dodi Handy, President and CEO

Tiffany Korkis or John Morrison, Directors of Elite Media Group

407-585-1080 or via email at SECX@efcg.net

SED INTERNATIONAL HOLDINGS ANNOUNCES

CORPORATE GOVERNANCE ENHANCEMENTS

J.K. Hage III and Samuel Kidston Appointed as Board Members

TUCKER, GA – (PR NEWSWIRE) – December 18, 2008 – SED International Holdings, Inc. (Pink Sheets: SECX), a multinational supply chain management provider and distributor of leading computer technology, wireless communications and consumer electronics, today announced that its Board of Directors has approved a series of changes and enhancements to its corporate governance policies and practices and appointed Samuel Kidston and J.K. Hage III as new Board members. These changes comply with the terms and conditions of a settlement agreement with a group of shareholders, collectively referred to as the North & Webster Group, thereby allowing the Company to avoid the time and expense of a potential proxy contest.

Primary corporate governance enhancements, in some cases subject to shareholder approval, are:

•	Declassification of the Board following the 2008 Annual Meeting of Shareholders and expiration of existing directors terms of office.
•	Broader possibilities for Shareholders’ action without a meeting.
•	Additional Board committees on Legal Affairs and Corporate Governance.

According to Jean Diamond, Chairman and CEO of SED, “These measures are intended to give SED’s stockholders a greater voice in corporate matters and to ensure tighter alignment of corporate and shareholder interests. Moreover, they should serve to strengthen our Board’s oversight and allow management to concentrate on driving SED’s growth and profitability initiatives with the full support of our larger shareholders.”

ABOUT SED INTERNATIONAL HOLDINGS, INC.

Founded in 1980, SED International Holdings, Inc. is a multinational, preferred distributor of leading computer technology, wireless communications and consumer electronics products. The Company also offers custom-tailored supply chain management services ideally suited to meet the priorities and distribution requirements of the e-commerce, Business-to-Business and Business-to-Consumer markets. Headquartered near Atlanta, Georgia with business operations in California; Florida; Georgia; Texas; Bogota, Colombia and Buenos Aires, Argentina, SED serves a customer base of over 10,000 channel partners and retailers in the U.S. and Latin America. To learn more, please visit www.SEDonline.com.

Statements made in this Press Release that are not historical or current facts are "forward-looking statements.” These statements often can be identified by the use of terms such as "may," "will," "expect," "believes," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in foreign countries and failure to capitalize upon access to new markets. The Company disclaims any obligation to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. These factors and others are discussed in the "Management's Discussion and Analysis" section of the Company's Reports on Form 10-K for the fiscal year ended June 30, 2008 and Form 10-Q for the quarter ended September 30, 2008.